Exhibit No. 10.26

[DATE]

[NAME]

[TITLE]

Subject: Inducement Long Term Incentive Awards

Dear [NAME]:

This letter is to inform you that Armstrong’s Management Development and Compensation Committee granted you the following long-term incentive equity grant effective [DATE]:

             Stock Options

             Restricted Stock Units

The award is subject to the terms of the 2006 Long-Term Incentive Plan and this grant letter.

Stock Options

Each Stock Option entitles you to purchase one share of AWI common stock at an exercise price equal to $    .    , the New York Stock Exchange closing price of AWI stock on [DATE]. You may pay the option exercise price in cash or by delivering shares of AWI stock you have owned for at least six months.

The options are non-qualified and have a ten-year term starting [DATE OF GRANT];              shares will vest on [FIRST ANNIVERSARY DATE];              shares will vest on [SECOND ANNIVERSARY DATE];              shares will vest on [THIRD ANNIVERSARY DATE].

Restricted Stock Units

The restrictions will lapse in three installments at one, two and three years following the grant:              shares on [FIRST ANNIVERSARY DATE];              shares on [SECOND ANNIVERSARY DATE];; and              shares on [THIRD ANNIVERSARY DATE]. The Management Development and Compensation Committee may settle the restricted stock units in cash if insufficient shares are available at the end of the restriction periods.

The company will use share tax withholding to satisfy your tax obligations unless you provide a payment to cover the taxes.

If the company makes cash dividend payments during the restriction period, the value of the dividends will accrue in a non-interest bearing account. You will receive a cash payment for the accrued dividends at the end of the restriction period.

Employment Events

The following chart outlines the provisions which apply to the grant for various employment events.

Event	Stock Option Provisions	Restricted Stock Unit Provisions
Voluntary resignation	• Forfeit vested and unvested options	• Forfeit unvested units and accrued dividends

Employment Events (continued)

Event	Stock Option Provisions	Restricted Stock Unit Provisions

Retirement	• Forfeit unvested options • 5 years to exercise vested options (not to exceed original term)	• Forfeit unvested units and accrued dividends

Involuntary termination	• Forfeit vested and unvested options	• Forfeit unvested units and accrued dividends

Death	• Accelerated vesting • 3 years to exercise vested options (not to exceed original term)	• Accelerated vesting

Long-Term disability	• Accelerated vesting • 3 years to exercise vested options (not to exceed original term)	• Accelerated vesting

Please contact Eileen Beck (ext. 4050) if you have questions.

Sincerely,

Matthew J. Espe
Chief Executive Officer

Enclosure

  2006 Long-Term Incentive Plan

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